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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): December 11, 1996

                                   FAFCO, Inc.
            (Exact name of registrant as specified in its charter)

                                   California
                   (State or other jurisdiction of incorporation)

       0-10120                                               94-2159547
(Commission File Number)                    (I.R.S. Employer Identification No.)

2690 Middlefield Road, Redwood City, CA                          94063
(Address of principal executive offices)                       (Zip Code)

      Registrant's telephone number, including area code:  (415) 363-2690

                                 Not applicable
            (Former name or former address if changed since last report)

                                    Form 8-K

Item 4.  Changes in Registrant's Certifying Accountant

(a)  Previous independent accountants.

    (i) On December 11, 1996, FAFCO, Inc. dismissed Price Waterhouse LLP as its independent accountants.

    (ii) The reports of Price Waterhouse LLP on the financial statements for the past two fiscal years contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

    (iii) The Registrant's Audit Committee and Board of Directors participated in and approved the decision to change independent accountants.

    (iv)  In connection with its audits for the two most recent fiscal years and
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          through December 11, 1996, there have been no disagreements with Price
          Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the financial statements for such years.

    (v) During the two most recent fiscal years and through December 11, 1996, there have been no reportable events as defined in Regulation S-K Item 304 (a)(1)(v).

    (vi) The Registrant has requested that Price Waterhouse LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated December 11, 1996, is filed as Exhibit 16.1 of this Form 8-K.

(b)  New independent accountants.

     (i) The Registrant engaged Burr, Pilger & Mayer as its new independent accountants as of December 11, 1996.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits.

     16.1 Letter of Price Waterhouse LLP dated December 11, 1996 regarding the disclosure contained in Item 4 (a) of this report on Form 8-K.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         FAFCO, INC.
                                         (Registrant)



December 11, 1996                   By:  /s/ Alex N. Watt
                                         ----------------------------
                                         Alex N. Watt
                                         Vice President Finance & Administration